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                                                                    Exhibit 21.1

                    SUBSIDIARIES OF PALM HARBOR HOMES, INC.



                               V. P. Homes, Inc.

                             Timberland Homes, Inc.

                               Magic Living, Inc.

                           Better Homes Systems, Inc.

                        Palm Harbor Finance Corporation

                         Palm Harbor Investments, Inc.

                          CountryPlace Mortgage, Ltd.

                         Energy Efficient Housing, Inc.

                           Palm Harbor Holding, Inc.

                              Palm Harbor GP, Inc.

                           Palm Harbor Homes I, L.P.